                                                                     EXHIBIT 4.3


                                                            FINAL EXECUTION COPY



================================================================================




                            STOCK PURCHASE AGREEMENT

                           Dated as of August 28, 1992

                                     between

                                SYNON CORPORATION

                                       and

                   INTERNATIONAL BUSINESS MACHINES CORPORATION












================================================================================


                          [CS&M Reference No. 2281-011]



                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

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Section  1.01. Certain Definitions ......................................      1
Section  1.02. Additional Definitions ...................................     12
Section  1.03. Terms Generally ..........................................     12

                                   ARTICLE II

                       Purchase and Sale of the IBM Shares

SECTION  2.01. Purchase and Sale of the IBM Shares ......................     13
SECTION  2.02. Closing ..................................................     13
SECTION  2.03. Legends for the Shares ...................................     13

                                   ARTICLE III

                  Representations and Warranties of the Company


SECTION  3.01. Organization and Standing of the
                 Company ................................................     14
SECTION  3.02. Authority ................................................     14
SECTION  3.03. Capital Stock of the Company .............................     15
SECTION  3.04. Equity Interests .........................................     17
SECTION  3.05. Financial Statements .....................................     17
SECTION  3.06. Undisclosed Liabilities ..................................     18
SECTION  3.07. Taxes ....................................................     18
SECTION  3.08. Assets other than Real Property ..........................     19
SECTION  3.09. Title to Real Property ...................................     19
SECTION  3.10. Proprietary Rights .......................................     19
SECTION  3.11. Contracts ................................................     21
SECTION  3.12  Litigation; Decrees ......................................     23
SECTION  3.13  Absence of Changes or Events .............................     23
SECTION  3.14. Compliance with Applicable Laws ..........................     23
SECTION  3.15. Certain Employee Matters .................................     24
SECTION  3.16. Insurance ................................................     25
SECTION  3.17. Benefit Plans ............................................     26
SECTION  3.18. Effect of Transaction ....................................     26
SECTION  3.19. Disclosure ...............................................     27
SECTION  3.20. Key Person Insurance .....................................     27
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

                                                                  Contents, p. 2


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                                   ARTICLE IV

                      Representations and Warranties of IBM

SECTION  4.01.  Organization and Authority ..............................     27
SECTION  4.02.  Securities Act ..........................................     28
SECTION  4.03.  Accredited Investor .....................................     28

                                    ARTICLE V

                         Conditions of IBM's Obligations

SECTION  5.01.  Representations and Warranties ..........................     28
SECTION  5.02.  Consents and Approvals ..................................     28
SECTION  5.03.  Operative Agreements ....................................     29
SECTION  5.04.  Due Diligence ...........................................     29
SECTION  5.05.  Injunctions, etc ........................................     29
SECTION  5.06.  Certificate of Incorporation ............................     29
SECTION  5.07.  By-laws .................................................     30
SECTION  5.08.  Executive Officers ......................................     30
SECTION  5.09.  Development and Marketing ...............................     30
SECTION  5.10.  Closing Documents .......................................     30
SECTION  5.11.  Opinion of Counsel ......................................     31
SECTION  5.12.  Proceedings .............................................     31
SECTION  5.13.  Business Plan ...........................................     31
SECTION  5.14.  Statement of Work .......................................     31

                                   ARTICLE VI

                       Conditions of Company's Obligations

SECTION  6.01.  Representations and Warranties ..........................     32
SECTION  6.02.  Injunctions, etc ........................................     32
SECTION  6.03.  Closing Documents .......................................     32
SECTION  6.04.  Operative Agreements ....................................     32
SECTION  6.05.  Consents and Approvals ..................................     32

                                   ARTICLE VII

                      Affirmative Covenants of the Company

SECTION  7.01.  Accounting System .......................................     33
SECTION  7.02.  Periodic Reports; Budgets ...............................     33
SECTION  7.03.  Certificates of Compliance ..............................     36
SECTION  7.04.  Other Reports and Inspection ............................     36
SECTION  7.05.  Insurance ...............................................     37
SECTION  7.06.  Licenses; Other Property ................................     37
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                                                                  Contents, p. 3


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SECTION  7.07.  Material Changes and Other Notices ......................     37
SECTION  7.08.  Compliance with Applicable Laws .........................     37
SECTION  7.09.  Agreements with Employees ...............................     38
SECTION  7.10.  Board of Directors ......................................     39
SECTION  7.11.  Use of Proceeds .........................................     40
SECTION  7.12.  Obligations .............................................     40
SECTION  7.13.  Management Changes ......................................     40
SECTION  7.l4.  Agreements with Stockholders ............................     40
SECTION  7.15.  IBM Purchase Rights for Excess
                Options .................................................     40
SECTION  7.16.  Repurchase of Shares ....................................     41
SECTION  7.17.  Payments ................................................     43
SECTION  7.18.  Exchange, Transfer and Replacement
                  of IBM Share Certificates .............................     44
SECTION  7.19.  Reservation of Shares ...................................     44
SECTION  7.20.  Key-Person Insurance ....................................     44
SECTION  7.21.  Audited Financial Statements ............................     45
SECTION  7.22.  EEOC Filings ............................................     45
SECTION  7.23.  Business Qualification ..................................     45


                                  ARTICLE VIII

                        Negative Covenants of the Company

SECTION  8.01.  Mergers, Consolidation, Sales
                  of Assets .............................................     46
SECTION  8.02.  No Restrictions Relating to this
                  Agreement .............................................     49
SECTION  8.03.  Stock Options ...........................................     49

                                   ARTICLE IX

                                  Miscellaneous

SECTION  9.01.  Notices .................................................     49
SECTION  9.02.  Survival of Agreement; Termination ......................     51
SECTION  9.03.  Assignment ..............................................     51
SECTION  9.04.  No Third-Party Beneficiaries ............................     51
SECTION  9.05.  Expenses ................................................     51
SECTION  9.06.  Applicable Law ..........................................     52
SECTION  9.07.  Waivers; Amendment ......................................     52
SECTION  9.08.  Entire Agreement ........................................     53
SECTION  9.09.  Waiver of Jury Trial ....................................     53
SECTION  9.10.  Severability ............................................     53
SECTION  9.11.  Counterparts ............................................     53
SECTION  9.12.  Headings ................................................     54
SECTION  9.13.  Jurisdiction; Consent to Service
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                                                                  Contents, p. 4

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                of Process; Remedies ....................................     54
SECTION  9.14.  Publicity ...............................................     54
SECTION  9.15.  Further Assurances ......................................     55
SECTION  9.l6.  Freedom of Action .......................................     55
SECTION  9.17.  Construction ............................................     57

         EXHIBITS

         Exhibit  A                         Stockholders Agreement
         Exhibit  B                         Amendment to Restated
                                              Certificate of Incorporation
         Exhibit  C                         Development Agreement
                                              Amendment
         Exhibit  D                         Trust Agreement
         Exhibit  E                         Initial Business Plan
         Exhibit  F                         Closing Legal Opinion
         Exhibit  G                         Information and Exceptions

         SCHEDULES

         Schedule 1.01                      Control Transaction
                                              (Intellectual Property)
         Schedule 5.03                      Necessary Stockholders
         Schedule 7.11                      Use of Proceeds; Business
                                              Strategy

                                            STOCK PURCHASE AGREEMENT (this
                                     "Agreement") dated as of August 28, 1992, between SYNON CORPORATION,, a Delaware corporation (the "Company"), and INTERNATIONAL BUSINESS MACHINES
                                     CORPORATION, a New York corporation
                                     ("IBM").

                  Subject to the terms and conditions set forth herein, IBM desires to purchase from the Company, and the Company desires to issue and sell to IBM, 1,666,667 shares of Series E Convertible Preferred Stock, $.001 par value, of the Company for a total purchase price of $5,000,001.

                  Accordingly, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions


                  SECTION 1.01. Certain Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

                  "Actual Voting Power of the Company" shall mean the total number of votes that may be cast in the election of directors of the Company at any meeting of stockholders of the Company assuming all shares of Common Stock and other securities of the Company entitled to vote generally in the election of directors of the Company were present and voted at such meeting, other than votes that may be cast only by one class or series of shares (other than shares of Common Stock) or upon the happening of a contingency. Any Voting Securities not outstanding which are subject to issuance upon the exercise of any rights of conversion beneficially owned by any Person and any options, warrants or rights beneficially owned by any Person shall be deemed to be outstanding for the purpose of computing the percentage of the Actual Voting Power of the Company represented by Voting securities beneficially owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Actual Voting Power of the Company represented by Voting Securities beneficially owned by any other Person. For the purpose of the application of this definition, any prohibition on voting any shares of stock as a result of any agreement shall not be given effect.

                            Stock Purchase Agreement


                  "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

                  A Person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own" any securities (a) which such Person or any of its Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act or (b) which such Person or any of its Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of any right of conversion or exchange, warrant, option or otherwise.

                  "Board of Directors" shall mean the Company's Board of Directors.

                  "Burdensome Governmental Condition" to a transaction means any action taken, or credibly threatened, by a Governmental Authority to investigate or challenge the legality of such transaction or any part thereof under any Federal, state or local law, or that would otherwise deprive any party of a material benefit of such transaction, which action may include (i) an order by a Governmental Authority preventing or seeking to prevent consummation of such transaction or placing any material conditions or limitations (including ordering any material change to the terms) upon such consummation or (ii) the issuance of any subpoena, civil investigative demand or other request for documents and information that is unreasonably burdensome or expensive in such party's reasonable judgment.

                  "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York or California) on which banks are open for business in New York, New York, and San Francisco, California.

                  "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under generally accepted accounting principles.

                            Stock Purchase Agreement

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Common Stock" shall mean the shares of Common Stock, $.001 par value, of the Company or any other capital shares of the Company into which such shares shall be reclassified or changed.

                  As used in this Agreement, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Control Transaction" shall mean (i) a merger, consolidation or other reorganization of the Company with any other Person, excluding any merger, reincorporation, recapitalization or similar transaction which would result in the holders of Voting Securities immediately prior thereto continuing to beneficially own more than 80% of the Total Voting Power of the surviving or combined corporation immediately thereafter, (ii) a sale, license, lease, exchange or other disposition (whether in one transaction or a series of transactions) of more than 10% of the Company's assets (except in the ordinary course of business or the factoring of accounts receivable, consistent with the Company's past practice or the pledge of assets in connection with bona fide loans), (iii) any disposition of any of the Company's intellectual property listed on Schedule 1.01 (including by the grant of exclusive licenses), (iv) the acquisition by any Person or group (within the meaning of Rule 13d-5 under the Exchange Act as in effect on the date hereof) other than the Company, IBM or a Subsidiary of the Company or IBM, directly or indirectly, beneficially or of record, of Voting Securities representing 25% (or if such acquisition is by a Designated Transferee, 10%) or more of the Actual Voting Power of the Company, excluding an acquisition pursuant to a sale of Voting Securities in an underwritten, bona fide public offering or through a broker pursuant to Rule 144 under the Securities Act or (v) any share exchange, extraordinary dividend, acquisition, disposition or recapitalization (or series of related transactions of such nature) (other than a merger or consolidation), pursuant to which the holders of Voting Securities of the Company immediately prior thereto continue to own beneficially Voting Securities representing less than 50% of

                            Stock Purchase Agreement

the Actual Voting Power of the Company (or any successor entity) immediately thereafter.

                  "Designated Transferee" shall mean any Person which is, or which has any Affiliate, (a) engaged in the business of developing, manufacturing, producing, licensing, selling or otherwise distributing or marketing computer hardware and having consolidated annual revenues, together with its Affiliates, for the most recently completed fiscal year in excess of $1 billion or (b) engaged in the business of developing, producing, licensing, selling or otherwise distributing or marketing software or computer-related services and having consolidated annual revenues, together with its Affiliates, for the most recently completed fiscal year in excess of $100,000,000; provided that if the Company provides evidence reasonably satisfactory to IBM that such Person, together with all its Affiliates, does not have the applicable amount of revenues attributable to the businesses referred to in clauses (a) or (b), then such Person shall not be a Designated Transferee.

                  "Development Agreement Amendment" shall mean Amendment No. 1 to the Development Incentive Agreement dated September 27, 1990, between the Company and IBM in the form attached hereto as Exhibit C.

                  "Dollars" or "$" shall mean lawful money of the United States of America.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations thereunder.

                  "Governmental Authority" shall mean any government, court, regulatory or administrative agency or commission or other governmental authority, agency or instru mentality, domestic or foreign, of competent jurisdiction.

                  "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity

                                                                               5
                            Stock Purchase Agreement

capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "IBM Investment Shares" shall mean (i) the IBM Shares, (ii) any shares of Common Stock issuable to IBM upon conversion of the IBM shares,
(iii) any shares of capital stock acquired by IBM pursuant to Section 7.15 or
8.01 of this Agreement or Sections 3 and 4 of the Stockholders Agreement and
(iv) any shares acquired by IBM with respect to the shares referred to in the foregoing clauses (i), (ii) and (iii) as a result of stock dividends, stock splits, stock combinations, recapitalizations, mergers, consolidations, reorganizations and any antidilution protection in any document or agreement.

                  "IBM Minimum Equity" shall mean an equity interest in the Company equal to 40% of the IBM Shares including shares of Common Stock issued upon conversion of the IBM Shares.

                  "IBM Shares" shall mean the 1,666,667 shares of Series E Convertible Preferred Stock, par value $.001 per share, to be issued and sold to IBM pursuant to Section 2.01.

                  "Incentive Stock Option Plan" shall mean the Company's U.S. 1990 Stock Option Plan and U.K. Executive Share Option Scheme under which options to purchase the Company's Common Stock may be granted to employees of the Company and its Subsidiaries.

                  "Indebtedness" of any Person shall mean, without duplication,
(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services,
(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby

                                                                               6
                            Stock Purchase Agreement


have been assumed, (g) all Guarantees by such Person, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

                  "Initial Business Plan" shall mean the business plan, attached hereto as Exhibit E.

                  "Initial Public Offering" shall mean a sale by the Company of Common Stock at a per share price (as adjusted for recapitalizations, stock splits, stock dividends and the like) of at least $5 per share in a bona fide public offering on an underwritten firm commitment basis pursuant to a registration statement filed and declared effective by the SEC pursuant to the Securities Act, which public offering results in aggregate cash proceeds to the Company of at least $10 million dollars.

                  "ISMA Agreement" shall mean the International Software Marketing Agreement dated February 20, 1992, between the Company and IBM, as amended to date.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, charge, security interest, easement, covenant, right of way, re striction, equity or encumbrance of any nature whatsoever in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  Any reference to any event, change or effect being "material" with respect to the Company or other entity shall mean an event, change or effect which is or, insofar as reasonably can be foreseen, in the future will be, material to its condition (financial or otherwise), properties, assets, liabilities, earnings, capitalization, stockholders' equity, licenses or franchises, businesses, operations or prospects.

                  "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations System.

                                                                               7
                            Stock Purchase Agreement


                  "Offer Price" for any shares of capital stock to be repurchased pursuant to Section 8.01(b) shall mean:

                   (a) in the case of a Control Transaction involving (x) the sale to an Acquiror of securities of the Company or (y) a merger, consolidation or other transaction in which securities of the Company are surrendered or exchanged for cash or other consideration,

                       (i) if such security to be repurchased is Common Stock,
                   the weighted average price paid in the relevant Control Transaction by the Acquiror for all of the following: (A) any share of Common Stock; (B) any security or securities of the Company equivalent in value to one share of Common Stock; and
                   (C) any portion of any security or securities of the Company equivalent in value to one share of Common Stock;

                       (ii) if such security to be repurchased is convertible
                   into Common Stock, such weighted average price specified in clause (i) above multiplied by the number of shares of Common Stock into which such share is convertible; and

                       (iii) if such security to be repurchased is not Common
                   Stock or convertible into Common Stock, the weighted average price paid in the relevant Control Transaction by the Acquiror for all units of such security; or

                   (b) in the case of a Control Transaction involving a disposition of assets of the Company or any other Control Transaction not covered by clause (a), an amount for the securities to be repurchased equal to (i) if the Common Stock is publicly traded, the product of (A) the aggregate number of shares of all Common Stock beneficially owned by IBM plus the aggregate number of shares of Common Stock issuable upon the conversion of all other capital stock beneficially owned by IBM times (B) the closing price for a share of Common Stock on the trading day last preceding the date of determination of the Offer Price, as reported on the New York Stock Exchange Composite Tape, or if not reported thereon, on the principal national securities exchange on which the Common Stock is listed, or if the Common Stock is not listed on any national securities exchange, as reported on the NASDAQ National Market System or, if such security is not included for

                                                                               8
                            Stock Purchase Agreement


          quotation on the NASDAQ National Market System, the average of the closing bid and asked prices for a share of such security on such trading day as reported on NASDAQ or, if such closing prices shall not be reported on NASDAQ, the average of the closing bid and asked prices of a share of such security on such trading day as the same shall be reported by the National Quotation Bureau Incorporated, or (ii) if the Common Stock is not publicly traded, the fair market value of the shares of capital stock to be repurchased, as determined by an independent, nationally recognized investment banking firm selected by the Company and IBM; provided however if IBM and the Company cannot agree on the selection of an investment banking firm, each shall select one nationally recognized investment banking firm, and the firms thus selected shall jointly select a third nationally recognized investment banking firm which shall determine such fair market value.

                  For the purpose of determining the Offer Price and any weighted average price upon which the Offer Price may be based, if any consideration paid or received in exchange for the Company's securities in the Control Transaction shall be other than cash, the Offer Price or weighted average price shall be determined in cash, with a cash amount of equal value being substituted for such noncash consideration, such value to be determined by an independent, nationally recognized investment banking firm selected by the Company and IBM, subject to the proviso to clause (ii) of the preceding paragraph (b).

                  As used in this Agreement, "ordinary course of business" shall mean any event incident to the day-to-day conduct of routine business of the Company and its Subsidi aries, as currently conducted or as currently proposed to be conducted, including: (i) the sale or license of software products, (ii) the introduction of new software products and related lines of business, (iii) the discontinuation and/or disposition of obsolete software products, related property and related lines of business, (iv) the provision of consulting services, (v) the provision of customer sponsored software development and (vi) entering into license agreements for the acquisition of new software or other Intellectual Property for use by the Company in the development of or inclusion in the Company's Products.

                  "Operative Agreements" shall mean this Agreement, the Stockholders Agreement, the Trust Agreement and the Development Agreement Amendment.

                                                                               9
                            Stock Purchase Agreement


                  "Permitted Issuances" shall mean (i) any employee stock options which have been granted and remain unexercised as of the date hereof,
(ii) employee stock options which may be granted and shares which may be sold to employees and consultants in the future for 585,750 shares, (iii) any employee stock options which may be granted and shares which may be sold related to the foregoing clauses (i) and (ii) which may be returned to the plan upon the lapse of unexercised stock options or the repurchase (at original purchase price) of unvested shares, and (iv) any shares issuable upon the exercise of options granted pursuant to the foregoing clauses (i)-(iii), provided that the total of all such options outstanding, shares issued upon exercise of such options and shares issued shall never exceed 2,920,763.

                  "Permitted Liens" shall mean mechanics' carriers', workmen's, repairmen's or other like liens arising from or incurred in the ordinary course of business and securing obligations which are not due or which are being contested in good faith by the Company, liens for Taxes which are not due and payable or which may thereafter be paid without penalty or which are being contested in good faith by the Company (provided that the Company has set up adequate reserves for the payment of such Taxes) and other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances do not materially impair the use of the assets to which they relate in the business of the Company as presently conducted and as proposed to be conducted.

                  "Person" shall mean any individual, firm,, corporation, partnership, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Preferred Stock" shall mean the Series A Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock,

                  "Proprietary Rights" shall mean patents, patent applications, patent rights, trademarks, trademark registrations, trademark applications, licenses, brand names, trade names, service marks, all other names or slogans embodying business or product goodwill, copyrights, mask works, copyright registrations, computer programs, software (including all source code and object code, development documentation, programming tools, specifications, data, designs, trade secrets, technology, inventions, discoveries and improvements), know-how, proprietary rights, processes,

                                                                              10
                            Stock Purchase Agreement


confidential and proprietary information, and other intellectual property rights, whether or not subject to statutory registration or protection.

                  "Restated Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on July 16, 1991, and as amended by the Amendment thereto in the form of Exhibit B.

                  "SEC" shall mean the Securities and Exchange Commission or any successor commission or agency having similar powers.

                  "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations thereunder.

                  "Series A Preferred Stock", "Series D Preferred Stock" and "Series E Preferred Stock" shall mean the shares of capital stock of the Company designated Series A Preferred Stock, $.001 par value, Series D Preferred Stock, $.001 par value, and Series E Preferred Stock, $.001 par value, each having the respective terms set forth in the Restated Certificate of Incorporation.

                  "Significant Stockholder" shall mean any Person, other than IBM and its Subsidiaries, which beneficially owns Voting Securities representing 4.5% or more of the Actual Voting Power of the Company.

                  "Stockholders Agreement" shall mean the First Amended and Restated Stockholders Agreement among the Company, IBM and certain of the Company's stockholders, in the form of Exhibit A.

                  "Subsidiary" of any Person shall mean a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity now or hereafter is, owned or controlled, directly or indirectly, by such Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

                                                                              11
                            Stock Purchase Agreement


                  "Tax" or "Taxes" shall mean all Federal, state, local and foreign taxes, assessments and other governmental charges, including, without limitation, (i) taxes based upon or measured by gross receipts, income, profits, sales, use or occupation, and (ii) value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with (iii) all interest, penalties and additions imposed with respect to such amounts and
(iv) any obligations under any agreements or arrangements with any other Person with respect to such amounts.

                  "Total Voting Power of the Company" shall mean the total number of votes that may be cast in the election of directors of the Company at any meeting of shareholders of the Company if all Voting Securities (assuming full conversion, exchange or exercise of all securities, including rights, warrants and options convertible into, exchangeable for or exercisable for any securities of the Company) entitled to vote generally in the election of directors of the Company were present and voted at such meeting, other than votes that may be cast only by one class or series of shares (other than Common Stock) or upon the happening of a contingency. For the purpose of the application of this defini tion, any prohibition or restriction on voting any shares of stock as a result of any shareholders agreement shall not be given effect.

                  "Trust Agreement" shall mean the Source Code Transfer and Custody Agreement among the Company, IBM and First Citizen's Bank and Trust Company in the form attached hereto as Exhibit D.

                  "Voting Securities" shall mean the shares of Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company, and any other securities (including rights, warrants and options) convertible into, exchangeable for or exercisable for any Common Stock or other securities referred to above (whether or not presently convertible, exchangeable or exercisable), including the Preferred Stock. For the purpose of the application of this definition, any prohibition or restriction on voting any shares of stock as a result of any shareholders agreement shall not be given effect.

                                                                              12
                            Stock Purchase Agreement


                  SECTION 1.02. Additional Definitions.


                           Defined Term                      Section Defined in
                           ------------                      ------------------
          "Acquirors"                                             8.01(a)
          "Affiliated Group"                                      3.07
          "Agreement"                                             Parties
          "Balance Sheet"                                         3.05
          "Benefit Plans"                                         3.17
          "Business Plan"                                         7.02(e)
          "Business Strategy"                                     7.16(a)
          "By-laws"                                               5.07
          "Closing"                                               2.02
          "Closing Date"                                          2.02
          "Company"                                               Parties
          "Contracts"                                             3.11
          "ERISA"                                                 3.17
          "Excess Options"                                        7.15
          "Financial Statements"                                  3.05
          "First Refusal Notice"                                  8.01(a)
          "First Refusal Terms"                                   8.01(a)
          "IBM"                                                   Parties
          "IBM's Equivalent Terms"                                8.01(a)
          "Purchase Price"                                        2.01
          "Right of First Refusal"                                8.01(a)
          "Significant Change Date"                               7.16

                  SECTION 1.03. Terms Generally. The definitions in Sections
1.01 and 1.02 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, paragraphs, Exhibits and Schedules shall be deemed references to Articles, paragraphs and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles, as in effect from time to time. The terms and conditions of this Agreement shall be deemed to apply to any Subsidiary of the Company as though such entity were the Company, except where such application would be manifestly inappropriate.

                                                                              13
                            Stock Purchase Agreement


                                   ARTICLE II

                       Purchase and Sale of the IBM Shares

                  SECTION 2.01. Purchase and Sale of the IBM Shares. Upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to IBM and IBM agrees to purchase from the Company,, on the Closing Date, 1,666,667 shares of Series E Preferred Stock for an aggregate purchase price of $5,000,001 (the "Purchase Price).


                  SECTION 2.02. Closing. The closing (the "Closing") with respect to the purchase and sale of the IBM Shares shall be held at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, at 10:00 a.m. on August 31, 1992, or at such other time or on such other date as may be agreed to by IBM and the Company. The date on which the Closing shall occur is herein referred to as the "Closing Date". On the Closing Date,
(a) IBM shall deliver to the Company, by wire transfer of funds to the Company's account, the Purchase Price, (b) IBM and the Company shall each deliver to the other executed copies of the other Operative Agreements to which each is a party and (c) the Company shall issue and deliver to IBM a certificate representing the IBM Shares, registered in the name of IBM, or any nominee of IBM designated by IBM at least two Business Days before the Closing Date, and bearing the legends set forth in Section 2.03. The Company shall pay any documentary stamp or similar issue or transfer taxes due as a result of the issuance and sale of the IBM Shares.

                  SECTION 2.03. Legends for the Shares. The certificate evidencing the IBM Shares (and any IBM Investment Shares subsequently acquired) will bear a legend reading substantially as follows:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THAT ACT.

                           THE CORPORATION WILL FURNISH THE HOLDER OF THIS
                  CERTIFICATE INFORMATION CONCERNING THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF CAPITAL STOCK OF THE CORPORATION, INCLUDING THE LIQUIDATION AND DIVIDEND PREFERENCES AND THE VOTING AND

                                                                              14
                            Stock Purchase Agreement


                  CONVERSION RIGHTS OF THE SHARES REPRESENTED BY THIS CERTIFICATE, ON REQUEST IN WRITING, AND WITHOUT CHARGE.

                                   ARTICLE III

                  Representations and Warranties of the Company

                  Except as set forth on Exhibit G, which exceptions and all other information on Exhibit G or attached to Exhibit G shall be deemed representations and warranties hereunder, the Company represents and warrants to IBM that:

                  SECTION 3.01. Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has all requisite power and authority and possesses all franchises, licenses, permits, authorizations and approvals from Governmental Authorities necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties or assets requires qualification and where failure to do so would have a material adverse effect on the Company. The Company has delivered to IBM true and complete copies of the Certificate of Incorporation, as amended to date, and the By-laws, as in effect on the date hereof, of the Company. The share certificate and transfer books and the minute books of the Company (which have been made available for inspection by IBM and its representatives) are true and complete.

                  SECTION 3.02. Authority. The Company has all requisite power and authority to enter into the Operative Agreements to which it is a party, to issue and sell the IBM Shares and to consummate the other transactions contemplated thereby. The execution and delivery by the Company of the Operative Agreements to which it is a party and the consum mation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders. This Agreement has been duly executed and delivered by the

                                                                              15
                            Stock Purchase Agreement


Company and constitutes, and the other Operative Agreements to which the Company is a party, when duly executed by the Company and delivered to IBM will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general equitable principles. The execution and delivery of this Agreement does not, and the execution and delivery of the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to the loss of any benefit under, or result in the creation or imposition of any Lien of any nature whatso ever upon any of the properties or assets of the Company or any of its Subsidiaries under, (a) any material loan or credit agreement or note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement, understanding or arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound, (b) any provision of the Restated Certificate of Incorporation or By-laws or (c) any judgment, order, decree, statute or material law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets. No consent, approval, order, license, permit or authorization of, or registration, declaration, notice to or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to the Company or any of its Affiliates in connection with the execution and delivery of any of the Operative Agreements, the issuance and sale of the IBM Shares or the consummation of the transactions contemplated hereby.

                  SECTION 3.03. Capital Stock of the Company. (a) The authorized capital stock of the Company consists of (i) 8,972,686 shares of Preferred Stock, consisting of 2,687,750 shares of Series A Preferred Stock, all of which are issued and outstanding, 3,618,269 shares of Series D Preferred Stock, all of which are issued and outstanding, and 1,666,667 shares of Series E Preferred Stock, all of which will be issued to IBM at the Closing and (ii) 25,000,000 shares of Common Stock, of which 6,714,439 are issued and outstanding, 7,972,686 are reserved for

                                                                              16
                            Stock Purchase Agreement


issuance upon the conversion of the Preferred Stock, 2,335,013 shares are reserved for issuance pursuant to the exercise of outstanding employee stock options under the Incentive Stock Option Plan and 2,650,869 shares are available for future grants pursuant to the Incentive Stock Option Plan. The outstanding shares of Common Stock, Series A Preferred Stock and Series D Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive, first refusal or other subscription rights. The issuance of all the IBM Shares and Common Stock issuable upon conversion thereof has been duly and validly authorized. All the IBM Shares and Common Stock issuable upon conversion thereof, when issued in compliance with this Agreement and the Restated Certificate of Incorporation, will be validly issued, fully paid and nonassessable and will not have been issued in violation of, and will not be subject to, any preemptive, first refusal or other subscription rights and will not result in the antidilution provisions of any security of the Company becoming applicable. The IBM Shares will represent 11.3% of the Total Voting Power of the Company as of the Closing Date.

                  (b) Attached to Exhibit G is a true and complete list of the record holders of all Voting Securities. To the best knowledge of the Company, each such holder owns all the securities shown to be owned by such holder on Exhibit G beneficially, free and clear of all Liens. Except as set forth in Sections 3, 4 and 7.01 through 7.16 of the Stockholders Agreement and as provided in Sections 7.15 and 8.01(a) hereof, there are no outstanding warrants, options, rights, securities, agreements, subscriptions, anti-dilution rights, exchange rights, first refusal rights or other commitments pursuant to which the Company is or may become obligated to issue, deliver or sell any additional shares of capital stock of the Company or to issue, grant, extend or enter into any such warrant, option, right, security, agreement, subscription or other commitment. Other than as set forth in Section 3 of the Stockholders Agreement and as provided in Sections 7.16 and 8.01 hereof and the conversion rights of the Preferred Stock, there are no outstanding options, rights, securities, agreements or other commitments pursuant to which the Company is or may become obligated to redeem, repurchase, exchange or otherwise acquire or retire any shares of capital stock of the Company which are presently outstanding or may be issued in the future.

                  (c) Other than the rights granted to IBM and certain of the Company's other stockholders pursuant to the Stockholders Agreement, there are no outstanding rights

                                                                              17
                            Stock Purchase Agreement


which permit the holder thereof to cause the Company to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Company in a registration statement filed by the Company under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Company under the Securities Act.

                  (d) All securities of the Company heretofore issued and sold by the Company were issued and sold in compliance with all applicable Federal and state securities laws. There are no agreements, options, rights or subscriptions of any kind which governed the prior issuance of voting Securities of the Company that are still in effect. Assuming that the representations and warranties of IBM set forth in Sections 4.02 and 4.03 are true and correct, the offering, issuance and delivery of all the IBM Shares and Common Stock issuable upon conversion thereof in compliance with this Agreement and the Restated Certificate of Incorporation will be exempt from the registration and prospectus delivery requirements of the Securities Act.

                  SECTION 3.04. Equity Interests. The Company's Subsidiaries are listed on Exhibit G. The Company beneficially owns all the capital stock or other equity interests in each of the Subsidiaries listed on such schedule and does not directly or indirectly own any capital stock of or other equity interests in any other corporation, partnership or other entity, and the Company is not a member of or participant in any partnership, joint venture or similar entity.

                  SECTION 3.05. Financial Statements. The Company has delivered to IBM (i) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of July 31, 1992 (the "Balance Sheet"), and the related unaudited consolidated statements of operations and stockholders' equity of the Company and its Subsidiaries for the seven-month period ended at the date of the Balance Sheet, all certified by the chief financial officer of the Company, and
(ii) drafts of the audited consolidated balance sheet of the Company as of December 31, 1991, and the related audited consolidated statements of operations, stockholders' equity and cash flows for the year then ended, accompanied by a draft of the report thereon of Arthur Andersen & Co., independent certified public accountants for the Company (the financial statements described in (i) and (ii) are collectively referred to as the "Financial Statements"). The Financial Statements are in accordance with the books

                                                                              18
                            Stock Purchase Agreement


and records of the Company, have been prepared in conformity with generally accepted accounting principles consistently applied (except to the extent consistency may be affected by the adoption of Statement of Position 91-1) and fairly present the financial condition of the Company as of the dates thereof and the results of its operations for the periods then ended. Adoption of Statement of Position 91-1 will affect net income by not more than $350,000 for the year ended December 31, 1991.

                  SECTION 3.06. Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) except
(i) as set forth or reflected on the Balance Sheet (or described in the notes thereto) and (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and not in violation of this Agreement. Neither the Company nor any Subsidiary of the Company is obligated to repurchase, or has agreed to repurchase, any product previously sold by the Company or such Subsidiary, or has made any other warranty commitments which are not customary in the industry.

                  SECTION 3.07. Taxes. The Company, and all members of any affiliated group within the meaning of Section 1504 of the Code (an "Affiliated Group") of which the Company is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all returns, reports and forms required to be filed under the Code or under applicable state, local or foreign laws relating to Taxes (except where any failure would not have a material adverse effect on the Company and its Subsidiaries taken as a whole) and has paid or set up adequate reserves for payment of all Taxes required to be paid with respect to the periods covered by such returns, reports and forms. No Liens have been filed and no material claims are being asserted in the United States or, to the best knowledge of the Company after due inquiry, outside the United States or, to the best knowledge of the Company, might be asserted, with respect to any Taxes. Neither the Company nor any member of any Affiliated Group of which the Company is a member is delinquent in the payment of any Taxes or other governmental charges. No restrictions on assessment or collection of Taxes have been waived with respect to the Company or any member of any Affiliated Group of which the Company is a member and neither the Company nor any other Person has consented to the extension of any statute of limitations with respect to the Company or any

                                                                              19
                            Stock Purchase Agreement


member of any Affiliated Group of which the Company is a member relating to Taxes. The Company has received no notice of assessment or proposed assessment of any Taxes claimed to be owed by it or any other Person or entity on its behalf. No returns, reports or forms filed by or on behalf of the Company with respect to Taxes are currently being audited or examined, nor has notice been received by the Company of any audit or examination.

                  SECTION 3.08. Assets Other than Real Property. The Company and its Subsidiaries have good and marketable title to all assets reflected on the Balance Sheet or acquired after the date thereof, except those since sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice, in each case free and clear of all Liens except Permitted Liens. All the tangible personal property owned by the Company and its Subsidiaries is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and all personal property leased by the Company and its Subsidiaries is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof. This Section 3.08 does not relate to real property or interests in real property; such items are covered under
Section 3.09.

                  SECTION 3.09. Title to Real Property. Exhibit G sets forth a complete list of all real property and interests in real property owned in fee or leased by the Company and its Subsidiaries. Either the Company or a subsidiary of the Company has (i) good and marketable fee title to all real property and interests in real property shown on Exhibit G to be owned by it and
(ii) a good and valid leasehold interest in all real property and interests in real property shown on Exhibit G to be leased by it, in each case free and clear of all Liens except Permitted Liens.

                  SECTION 3.10. Proprietary Rights. (a)(i) Exhibit G sets forth a true and, to the best knowledge of the Company, complete list of all patents, patent applications, registered copyrights and registered trademarks wholly or partially owned by or licensed to the Company or any of its Subsidiaries.

                  (ii) The Company owns or has, or by the Closing the Company will own or have, the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of, and license and sublicense

                                                                              20
                            Stock Purchase Agreement


without payment to any other Person, all Proprietary Rights with respect to Synon/2E and, to the best knowledge of the Company, all other Proprietary Rights, used in its business as presently conducted and to be used in its business as presently proposed to be conducted, free and clear of all Liens.

                  (iii) All patents, copyrights and trademarks of the Company and its Subsidiaries indicated on Exhibit G have been duly registered and filed in or issued by each appropriate Governmental Authority in the jurisdictions indicated, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been paid to continue all such rights in effect.

                  (b) The conduct of the Company's business and, to the best knowledge of the Company, after due inquiry of its foreign Subsidiaries, the business of its Subsidiaries as presently conducted and as presently proposed to be conducted, including, without limitation, the use of the Company's name and any trade names, does not and will not infringe, violate or conflict with any U.S. or foreign patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information or other Proprietary Rights or processes of any other Person. Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any such Subsidiary has violated, or that by conducting its business as proposed would violate, any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other Proprietary Rights or processes of any other Person.

                  (c) Neither the Company nor any subsidiary of the Company has granted or entered into any options, licenses or agreements of any kind relating to its Proprietary Rights other than in the ordinary course of business. Neither the Company nor any Subsidiary of the Company is bound by or a party to any options, licenses or agreements of any kind with respect to the use of Proprietary Rights of any other Person.

                  (d) The products currently sold or otherwise marketed, and those products currently under development, by the Company, the products which the Company presently proposes to sell or otherwise market and the distribution thereof and, to the best knowledge of the Company after due inquiry of its foreign Subsidiaries, the products currently under development, and the products proposed to be sold or otherwise marketed and distributed by its Subsidiaries, do

                            Stock Purchase Agreement


not and will not infringe, violate or conflict with any U.S. or foreign patent, copyright, trade secret or other intellectual property rights of any other Person. No claim of such infringement has been threatened or asserted, and no such claim is pending against the Company or any of its subsidiaries.

                  (e) All the employees of the Company and its Subsidiaries who have contributed to or participated in the conception and development of products currently sold or otherwise marketed and those products currently under development by the Company and its Subsidiaries and, with respect to any foreign Subsidiaries, to the best knowledge of the Company after due inquiry of such foreign Subsidiaries, the products which the Company and its Subsidiaries presently propose to sell or otherwise market have acted within the scope of their employment in so contributing or participating.

                  SECTION 3.11. Contracts. Neither the Company nor any Subsidiary of the Company is a party to or bound by, nor are any of their respective properties or assets or business bound by or subject to, any written or oral:

                  (a) material agreement or contract not made in the ordinary course of business;

                  (b) employment agreement or employment contract that by its terms is not terminable at will by the Company or its Subsidiaries;

                  (c)(i) employee collective bargaining agreement or other contract with any labor union, (ii) plan, program, arrangement or agreement that provides for the payment of severance, termination or similar type of compensation or benefits upon the termination or resignation of any employee of the Company or its Subsidiaries or
          (iii) plan, program, arrangement or agreement that provides for medical or life insurance benefits for former employees of the Company or its Subsidiaries or for current employees of the Company or its Subsidiaries upon their retirement from, or termination of employment with, the Company or its Subsidiaries;

                  (d)      covenant not to compete;

                  (e) agreement, contract or other arrangement (other than the Stockholders Agreement and the other

                                                                              22
                            Stock Purchase Agreement


          Operative Agreements) with (i) any stockholder of the Company,
          (ii) any Affiliate of the Company or any Affiliate of any stockholder of the Company or (iii) any officer, director or employee of the Company, or of any stockholder of the Company or of any Affiliate of the Company (other than employment agreements covered by clause (b) above);

                  (f) license or other agreement relating in whole or in part to Proprietary Rights (including, but not limited to, any license or other agreement under which the Company or any of its Subsidiaries has the right to use any Proprietary Rights owned or held by any other Person) other than those entered into in the ordinary course of business or as listed on Exhibit G;

                  (g) agreement or contract under which the Company or any of its Subsidiaries has (i) incurred any Indebtedness or (ii) given any Guarantee other than as listed in Exhibit G;

                  (h) mortgage, pledge, security agreement, deed of trust or other document granting a Lien or security interest (including, but not limited to, Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices) other than as listed in Exhibit G; or

                  (i) other agreement, contract, lease, license, commitment or instrument not made in the ordinary course of business which (x) has an aggregate future liability in excess of $100,000 and is not terminable by the Company or a Subsidiary of the Company for a cost of less than $100,000 or (y) is otherwise material to the business of the Company and its Subsidiaries as presently conducted or as proposed to be conducted other than as listed in Exhibit G.

Each agreement, contract, lease, license, commitment or instrument of the Company set forth on Exhibit G (collectively, the "Contracts") is in full force and effect and is a legal, valid and binding agreement of the Company or the applicable Subsidiary of the Company and, to the best knowledge of the Company, of each other party thereto, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. The Company or the applicable

                                                                              23
                            Stock Purchase Agreement


Subsidiary has performed or is performing in all material respects all material obligations required to be performed by it under each Contract and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder and, to the best knowledge of the Company, no other party to any Contract is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder.

                  SECTION 3.12. Litigation; Decrees. There are no lawsuits, claims, arbitrations or other proceedings or investigations (a) pending or, to the best knowledge of the Company, threatened by or against or affecting the Company or any Subsidiary of the Company or any of their respective properties or assets, which would have a material adverse effect on the Company and its Subsidiaries taken as a whole or (b) to the best knowledge of the Company, pending or threatened by or against any of the officers or employees of the Company or any Subsidiary of the Company which relate to or involve the termination of such person's employment with any of such person's former employers. To the best knowledge of the Company, there is no basis for any such lawsuit, claim, arbitration or other proceeding or investigation. There is no outstanding judgment, order or decree of any Governmental Authority or arbitrator applicable to the Company or any Subsidiary of the Company or, to the best knowledge of the Company after due inquiry, any of their respective properties, assets or businesses having, or which, insofar as can be reasonably foreseen, in the future may have, a material adverse effect on the Company or its Subsidiaries or their respective businesses as presently conducted or as presently proposed to be conducted.

                  SECTION 3.13. Absence of Changes or Events. (a) Since the date of the Balance Sheet, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been any material adverse change with respect to the Company and its Subsidiaries.

                  (b) Since the date of the Balance Sheet, the Company has not declared or paid or made, or agreed to declare or pay or make, any dividends or other distributions in cash or property to the stockholders of the Company.

                  SECTION 3.14. Compliance with Applicable Laws. The Company and its Subsidiaries and their respective properties, assets, operations and businesses are in compliance (except where the Company reasonably believes that

                                                                              24
                            Stock Purchase Agreement


instances of noncompliance, individually and in the aggregate, will not have a material adverse effect on the Company and its Subsidiaries taken as a whole) with all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority and any filing requirements relating thereto, including laws and regulations relating to environ mental requirements (including requirements relating to air, water and noise pollution).

                  SECTION 3.15. Certain Employee Matters. (a) All current and former members of management and key personnel (including all employees involved in the development of software) of and consultants to the Company and its Subsidiaries have executed and delivered to the Company or the applicable Subsidiary a confidential information agreement restricting such person's right to disclose confidential information of the Company or the applicable Subsidiary. To the best knowledge of the Company, no officer, director or other employee of the Company or any of its Subsidiaries is a party to or bound by any contract (including licenses, covenants or agreements of any nature) or other commitment or obligation, or subject to any judgment, decree or order of any Governmental Authority, that may interfere with the use of such directors, officer's or other employee's best efforts to promote the interests of the Company, conflict with the business of the Company (as now conducted or as proposed to be conducted) or the transactions contemplated by the operative Agreements or have a material adverse effect on the Company. To the best knowledge of the Company, no activity of any employee of the Company or any of its Subsidiaries as or while an employee of the Company or such Subsidiary has caused a material violation of any employment contract, confidentiality agreement, patent disclosure agreement or other contract or agreement. Neither the execution and delivery of the Operative Agreements, nor the conduct of the business of the Company as presently conducted, or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument known to the Company under which any such employees are now obligated.

                  (b) No employee, agent, consultant or contractor associated with any of the members of management or key personnel of the Company or its Subsidiaries who has con tributed to or participated in the conception and development of Proprietary Rights, including software, of the Company or its Subsidiaries has asserted or threatened any claim against the Company or the applicable Subsidiary in

                                                                              25
                            Stock Purchase Agreement


connection with such person's involvement in the conception and development of the software or other proprietary rights of the Company and its Subsidiaries and, to the best knowledge of the Company after due inquiry, no such person has a reasonable basis for any such claim.

                  (c) Neither the Company nor any of the Company's Subsidiaries nor, to the Company's best knowledge, any of their respective officers or employees have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Company or its Subsidiaries in the furtherance of their business operations as presently conducted or as proposed to be conducted, which patents or applications have not been assigned to the Company or its Subsidiaries with such assignment duly recorded in the United States Patent Office.

                  (d) Since the date of its incorporation, the Company has not experienced any labor disputes, union organization attempts or work stoppages due to labor disagreements. The Company and its United States Subsidiaries and, to the best knowledge of the Company after due inquiry of its Subsidiaries, its foreign Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company or any Subsidiary pending or threatened before the National Labor Relations Board or any comparable state agency or authority. There is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting the Company or any Subsidiary. No question concerning representation has been raised or is threatened respecting the employees of the Company or any Subsidiary and no union organizing activities are taking place. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending or threatened against the Company or any Subsidiary. There is no existing collective bargaining agreement or other contract with a labor union to which the Company or any Subsidiary is a party.

                  SECTION 3.16. Insurance. The Company maintains valid policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance with respect to the Company's business. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations

                                                                              26
                            Stock Purchase Agreement


of the Company, of the kinds, in the amounts and against the risks required to comply with all applicable laws and as are reasonable for the business and assets of the Company. The Company has not been refused any insurance with respect to any aspect of the operations of its business nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance. No notice of cancellation or termination has been received with respect to any such policy. The activities and operations of the Company have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

                  SECTION 3.17. Benefit Plans. (a) Exhibit G sets forth a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and "employee welfare benefit plans" (as defined in Section 3(l) of ERISA), maintained, or contributed to, by the Company for the benefit of any officers or employees of the Company, whether of a legally binding nature or in the nature of informal understandings. The Company has made available to IBM true, complete and correct copies of (i) the above mentioned plans and all bonus, deferred compensation plans or arrangements, and other employee fringe benefit plans (all the foregoing being herein called "Benefit Plans") maintained, or contributed to by the Company for the benefit of any officers or employees of the Company, whether of a legally binding nature or in the nature of informal understandings, (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to any Benefit Plan (if any such report was required) and (iii) each trust agreement and group annuity contract relating to any Benefit Plan.

                  (b) The Company is in compliance in all material respects with the provisions of ERISA and the regulations and published interpretations thereunder. Neither the Company nor any of its Affiliates maintains any Benefit Plan which is subject to the provisions of title IV of ERISA. No "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) has occurred with respect to any Benefit Plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Company or any of its Affiliates. There are no unfunded vested liabilities under any such Benefit Plan.

                  SECTION 3.18. Effect of Transaction. No creditor, supplier, employee, client or other customer or other

                                                                              27
                            Stock Purchase Agreement


Person having a material business relationship with the Company or any Subsidiary of the Company has informed the Company or such Subsidiary that such Person intends to change the relationship because of the transactions contemplated by this Agreement and the other Operative Agreements.

                  SECTION 3.19. Disclosure. The Company has not knowingly failed to disclose to IBM any facts material to the Company and its Subsidiaries, taken as a whole. No representation or warranty of the Company contained in this Agreement, and no statement contained in any document, certificate or Schedule furnished or to be furnished by or on behalf of the Company to IBM or any of its representatives pursuant to any of the Operative Agreements, including the Initial Business Plan (to the extent it makes representations of a factual nature, but not any projection of future operating results contained therein), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information purported to be provided in any such document, certificate or Schedule. There is no fact which the Company has not disclosed to IBM in writing which materially adversely affects, or (insofar as reasonably can be foreseen) in the future will materially adversely affect, the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under the Operative Agreements or its obligations in respect of any of the IBM Investment Shares.

                  SECTION 3.20. Key-Person Insurance. After due inquiry, the Company does not have any reason to believe it cannot obtain the key-person insurance referred to in Section 7.20.


                                   ARTICLE IV

                      Representations and Warranties of IBM

                  SECTION 4.01. Organization and Authority. IBM represents and warrants to the Company that IBM is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. IBM has all requisite corporate power and authority to enter into the Operative Agreements to which it is or is to be a party and to consummate the transactions contemplated thereby. The

                                                                              28
                            Stock Purchase Agreement


execution and delivery by IBM of the Operative Agreements to which it is or is to be a party and the consummation by IBM of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of IBM. Such Operative Agreements, when duly executed and delivered by IBM, will constitute valid and binding obligations of IBM, enforceable against IBM in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general equitable principles.

                  SECTION 4.02. Securities Act. IBM represents and warrants to the Company that IBM is acquiring the IBM Shares for investment only and not with a view to any public distribution of all or any portion thereof, and IBM will not offer to sell or otherwise dispose of all or any portion of the IBM Shares in violation of any of the registration requirements of the Securities Act.

                  SECTION 4.03. Accredited Investor. IBM represents and warrants to the Company that IBM is an "accredited investor" as such term is defined in Regulation D under the Securities Act.


                                    ARTICLE V

                         Conditions of IBM's Obligations

                  The obligation of IBM to purchase the IBM Shares is subject to the satisfaction (or waiver by IBM) as of the closing Date of the following conditions:

                  SECTION 5.01. Representations and Warranties. The representations and warranties of the Company made in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as if made at and as of the Closing Date, except to the extent such representations and warran ties expressly relate to an earlier time or expressly relate to the Closing, as the case may be. The Company shall have performed in all respects the covenants and agreements of the Company contained in the Operative Agreements required to be performed at or prior to the Closing.

                  SECTION 5.02. Consents and Approvals. The Company shall have obtained or made all waivers, consents, approvals, orders, licenses, permits and authorizations of,

                                                                              29
                            Stock Purchase Agreement


and registrations, declarations, notices to and filings with, any Governmental Authority or any other Person required to be obtained or made by or with respect to the Company in connection with the execution and delivery of the Operative Agreements or the consummation of the transactions contemplated thereby. The Company shall have obtained all consents and waivers, as necessary, from stockholders of the Company, and shall have provided all necessary notices to its stockholders.

                  SECTION 5.03. Operative Agreements. The Company and IBM shall have entered into each of the Operative Agreements, each Operative Agreement shall be in form and substance satisfactory to IBM and each Operative Agreement shall be in full force and effect. The Company's stockholders listed on Schedule
5.03 shall have entered into the Stockholders Agreement and, together with all holders of the Company's Series D Preferred Stock, shall have waived all rights necessary for the issuance of the IBM Shares and the effectiveness of the Stockholders Agreement. The Company shall provide evidence satisfactory to IBM that the previous stockholders agreement has been amended and restated in accordance with its terms and is binding against all of its parties.

                  SECTION 5.04. Due Diligence. Prior to the Closing Date, IBM shall have completed its due diligence and business review of the Company and the results of such review shall be satisfactory to IBM in its sole discretion.

                  SECTION 5.05. Injunctions, etc. No injunction or order of any Governmental Authority shall be in effect as of the Closing, and no lawsuit, claim, proceeding or investigation shall be pending or threatened by or before any Governmental Authority as of the Closing, which would restrain or prohibit the issuance and sale of the IBM Shares or the consummation of any of the other transactions contemplated by the Operative Agreements or invalidate or suspend any provision of the Operative Agreements or the Restated Certificate of Incorporation of the Company and no Governmental Authority shall have imposed a Burdensome Governmental Condition upon any transaction contemplated by this Agreement or any other Operative Agreement.

                  SECTION 5.06. Certificate of Incorporation. The restated certificate of incorporation of the Company shall have been amended by the filing of the amendment thereto in the form of Exhibit B, and shall not have been further

                            Stock Purchase Agreement


amended in any respect except as consented to by IBM in writing.

                  SECTION 5.07. By-Laws. The by-laws of the Company (the "By-laws") shall contain provisions to effectuate the arrangements contemplated in Sections 7.10 and 7.13 and such other provisions as IBM or its counsel may reasonably request relating to the transactions contemplated hereby and shall otherwise be in form and substance satisfactory to IBM.

                  SECTION 5.08. Executive Officers. Christopher Herron, Madeline Selig and Paul Wilde shall each continue to be employed by the Company in their respective capacities as President, Director of Research and Development and Chief Financial Officer.

                  SECTION 5.09. Development and Marketing. Each of the Development Incentive Agreement dated September 27, 1990, as amended by Amendment No. 1 thereto, and the Marketing Agreement for Cooperative Software Marketing Programs, Agreement Number CS-S-004, dated March 15, 1991, shall continue to be in full force and effect and there shall not have occurred any default by the Company under either such agreement.

                  SECTION 5.10. Closing Documents. The Company shall have delivered to IBM the following:

                  (a) a certificate of the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the conditions specified in Sections 5.01, 5.02, 5.05, 5.08 and 5.09 have been satisfied;

                  (b) incumbency certificates dated the Closing Date for the officers of the Company executing any of the Operative Agreements and any documents delivered in connection with the Operative Agreements and the Closing;

                  (c) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, certifying the attached copies of the By-laws and the resolutions adopted by the Board of Directors of the Company authorizing the execution and delivery by the Company of the Operative Agreements and the consumma tion by the Company of the transactions contemplated thereby, including the amendment to the Restated

                            Stock Purchase Agreement


         Certificate of Incorporation referred to in Section 5.06 and the issuance and sale of the IBM Shares;

                  (d) a copy of the certificate of Amendment to the Restated Certificate of Incorporation in the form of Exhibit B hereto as filed with the State Corporation Division of the Office of the Secretary of State of the State of Delaware, certified by the Secretary of State of the State of Delaware;

                  (e) a certificate of the Corporation Division of the Office of the Secretary of State of the State of Delaware, dated a recent date, certifying that the Company is in good standing in the State of Delaware and that all annual reports, if any, have been filed as required and that all fees have been paid in connection therewith; and

                  (f) such other certificates or documents as IBM or its counsel may reasonably request relating to the transactions contemplated hereby.

                  SECTION 5.11. Opinion of Counsel. IBM shall have received an opinion dated the Closing Date of Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, in the form of Exhibit F.

                  SECTION 5.12. Proceedings. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by the Operative Agreements and all documents and papers relating to such transactions shall be reasonably satisfactory in form and substance to IBM and its counsel, and IBM shall have received all such certified or other copies of all such documents as it shall have reasonably requested.

                  SECTION 5.13. Business Plan. There shall not have occurred any change in the Company's strategic direction and the current operation of the Company conducted in accordance with the Initial Business Plan shall continue to be satisfactory to IBM in its sole discretion.

                  SECTION 5.14. Statement of Work. The Company and IBM shall have entered into a statement of work under the Software Development Assistance Agreement No. CA-8-047-HPF, satisfactory to the Company and IBM.

                            Stock Purchase Agreement


                                   ARTICLE VI

                       Conditions of Company's Obligations

                  The obligation of the Company to issue and sell the IBM Shares to IBM is subject to the satisfaction (or waiver by the Company) as of the Closing Date of the following conditions:

                  SECTION 6.01. Representations and Warranties. The representations and warranties of IBM in Sections 4.01, 4.02 and 4.03 shall be true and correct in all respects as of the date of this Agreement and as of the Closing with the same effect as if made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier time.

                  SECTION 6.02. Injunctions, etc. No injunction or order of any Governmental Authority shall be in effect as of the Closing, and no lawsuit, claim, proceeding or investigation shall be pending or threatened by or before any Governmental Authority as of the Closing, which would restrain or prohibit the issuance and sale to IBM of the IBM Shares or the consummation of any of the other transactions contemplated by the Operative Agreements or invalidate or suspend any provision of the Operative Agreements or the Restated Certificate of Incorporation of the Company.

                  SECTION 6.03. Closing Documents. IBM shall have delivered to the Company a certificate of an officer or other person duly authorized to sign contracts on behalf of IBM to the effect that the conditions specified in Sections 6.01 and 6.05 have been satisfied.

                  SECTION 6.04. Operative Agreements. Each of the Operative Agreements to which the Company is a party shall be in form and substance satisfactory to the Company and each Operative Agreement shall be in full force and effect.

                  SECTION 6.05. Consents and Approvals. IBM shall have obtained or made all consents, approvals, orders licenses, permits and authorizations of, and registrations, declarations, notices to and filings with, any Governmental Authority or any other Person required to be obtained or made by or with respect to IBM in connection with the execution and delivery of the Operative Agreements or the consummation of the transactions contemplated thereby.

                            Stock Purchase Agreement


                                   ARTICLE VII

                      Affirmative Covenants of the Company

                  The Company covenants and agrees with IBM, unless IBM shall otherwise consent in writing, as follows:

                  SECTION 7.01. Accounting System. The Company shall and shall cause its Subsidiaries to maintain all their financial records in accordance with generally accepted accounting principles consistently applied. The Company shall and shall cause its Subsidiaries to maintain sufficient internal controls which (i) are at least comparable to those maintained by similarly situated companies and (ii) in any event are sufficient to allow an audit of the Company and its Subsidiaries in accordance with generally accepted auditing standards.

                  SECTION 7.02. Periodic Reports; Budgets.
(a) The Company shall furnish to IBM, within 90 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of operations, stockholders' equity and cash flows of the Company for such fiscal year (or similar statements if the foregoing statements change as the result of changes in generally accepted accounting principles), setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and for the budget for the fiscal year just completed (provided, however, that information as to the budgeted figures need not be audited), all of which shall fairly present the financial condition of the Company as of the dates shown and the results of its operations for the periods then ended. Such financial statements shall be accompanied by the report thereon of Arthur Andersen & Co., independent certified public accountants for the Company (or another nationally recognized certified public accounting firm that may be engaged as the Company's independent public accountant), to the effect that such financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report). The Company shall conduct its business so that such report of the independent public accountants shall not contain any qualifications as to the scope of the audit or with respect to the Company's compliance with generally accepted accounting principles consistently applied, except for changes in methods of accounting in which such accountants concur. The Company

                                                                              34
                            Stock Purchase Agreement


shall also furnish IBM with a copy, when available, of the annual memorandum on internal accounting controls, as furnished by the independent public accountants. The Company shall also include with such financial statements a calculation of primary and fully diluted earnings per share (using methods generally accepted for non-public companies).

                  (b) The Company shall furnish to IBM, within 45 days after the end of each fiscal year of the Company, an unaudited consolidated balance sheet as of the end of such fiscal year and the related unaudited statements of operations, stockholders' equity and cash flows for such fiscal year (or similar statements if the foregoing statements change as the result of changes in generally accepted accounting principles), setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and for the budget for the fiscal year just completed, all of which shall fairly present the financial condition of the Company as of the dates shown and the results of its operations for the periods then ended. The Company shall also include with such financial statements a schedule showing the exercise prices of any options or warrants of the Company and a schedule of sales and repurchases of securities by the Company showing the amount and type of, and the price received or paid for, such security and the seller or purchaser, as applicable.

                  (c) The Company shall furnish to IBM, within 30 days after the end of each fiscal quarter, an unaudited consolidated balance sheet of the Company as of the end of such quarter and the related unaudited consolidated statements of operations, stockholders' equity and cash flows of the Company for such quarter and for the fiscal year to date, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and for the budget for the current fiscal year. All such statements shall be certified by the chief financial officer of the Company that such statements fairly present the financial condition of the Company as of the dates shown and the results of its operations for the periods then ended and that such statements have been prepared in conformity with generally accepted accounting principles consistently applied except for normal, recurring, year-end audit adjustments and the absence of footnotes. No such certification shall impose personal liability on any person who makes such certification, unless such person recklessly or with gross negligence makes such certification (the applicable standard of care being reasonably prudent practices followed by other similarly situated companies in the same industry).

                                                                              35
                            Stock Purchase Agreement


                  (d) The Company shall furnish to IBM, as soon as practicable and in any event within 30 days after the end of each calendar month, an unaudited consolidated balance sheet of the Company as of the end of such month and the related unaudited consolidated statements of operations and cash flows of the Company for such month and for the fiscal year to date, setting forth in each case in comparative form the corresponding figures for the budget for the current fiscal year. All such statements shall be certified by the chief financial officer of the Company that such statements fairly present the financial condition of the Company as of the dates shown and the results of its operations for the periods then ended and that such statements have been prepared in conformity with generally accepted accounting principles consistently applied except for normal, recurring, year-end audit adjustments and the absence of footnotes. No such certification shall impose personal liability on any person who makes such certification, unless such person recklessly or with gross negligence makes such certification (the applicable standard of care being reasonably prudent practices followed by other similarly situated companies in the same industry).

                  (e) The Company shall furnish to IBM, as soon as practicable and in any event not less than 30 days prior to the end of each fiscal year of the Company, (i) an annual operating budget for the Company, approved by the Board of Directors, for the succeeding fiscal year, containing projections of profit and loss, cash flow and ending balance sheets for each month of such fiscal year and (ii) a business plan for the Company relating to the succeeding fiscal year approved by the Board of Directors (the "Business Plan" for such year). Promptly upon preparation thereof, the Company shall furnish to IBM any other operating budgets or business plans that the Company may prepare and any revi sions of such previously furnished budgets or business plans.

                  (f) The annual statements and quarterly statements furnished pursuant to Sections 7.02(b) and (c) shall include a narrative discussion (consistent with the Company's past practices) prepared by the Company describing the business operations of the Company during the period covered by such statements. The monthly statements furnished pursuant to Section 7.02(d) shall be accompanied by a statement describing any material events, transactions or deviations from the Company's Business Plan and containing an explanation of the causes and circumstances thereof.

                            Stock Purchase Agreement


                  (g) This Section 7.02 shall not apply after an Initial Public Offering.

                  SECTION 7.03. Certificates of Compliance. Concurrently with the furnishing of the statements pursuant to Sections 7.02(b) and (c), the Company shall furnish to IBM a certificate of the chief executive officer (or acting chief executive officer) and the chief financial officer of the Company stating that to each such officer's best knowledge the Company is not in default (with or without notice or lapse of time or both) under, and has not breached, the economic and product delivery terms (including milestones) of either the Development Incentive Agreement dated September 27, 1990 between the Company and IBM (as amended to date), or the ISMA Agreement, or if any such default or breach exists, specifying in detail the nature and period of existence thereof and what actions the Company has taken and proposes to take with respect thereto. The Company covenants that promptly after the occurrence of any default (with or without notice or lapse of time or both) under, or breach of, the economic and product delivery terms (including milestones) under either the Development Incentive Agreement dated September 27, 1990 (as amended to date), or the ISMA Agreement and related agreements, it shall deliver to IBM a certificate of an officer of the Company specifying in detail the nature and period of existence thereof and what actions the Company has taken and proposes to take with respect thereto.

                  SECTION 7.04. Other Reports and Inspection. The Company shall furnish promptly to IBM copies of any financial statements or financial or other reports prepared by the Company for or otherwise furnished to or filed with its stockholders. The Company shall furnish promptly to IBM access at the Company's Premises to such other documents, reports, financial data and other information as IBM may reasonably request. The Company shall, upon reasonable prior notice and during normal business hours, make available to IBM or its representatives or designees for inspection at the Company's premises all properties, assets, books of accounts, corporate records and contracts of the Company, and any other material reasonably requested by IBM, for inspection and shall use its best efforts to make available to IBM the directors, officers, employees, customers, independent accountants and vendors of the Company for interviews to verify all information furnished and otherwise to become familiar with the Company and its business, operations, properties and assets. The Company will use its

                                                                              37
                            Stock Purchase Agreement


best efforts in all other respects to assist IBM in becoming familiar with the Company and its business.

                  SECTION 7.05. Insurance. The Company and its Subsidiaries shall maintain valid policies of workers' compensation, fire and casualty, liability and other forms of insurance (to the extent it is commercially reasonable to carry such other insurance) with financially sound and reputable insurers in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Company and its Subsidiaries, and the Company and its Subsidiaries shall maintain such other insurance as may be required by law. The activities and operations of the Company and its Subsidiaries shall be conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

                  SECTION 7.06. Licenses; Other Property. The Company shall and shall cause its Subsidiaries to obtain, preserve, renew and keep in full force and effect all rights, licenses, permits, patents, copyrights, trademarks, service marks, trade names and other authorizations, from Governmental Authorities or any other Person, utilized by the Company and its Subsidiaries, which shall be necessary in any material respect to the conduct of their business. The Company shall and shall cause its Subsidiaries to maintain and preserve all property material to the conduct of their business and keep such property in good repair, working order and condition and from time to time make, and cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  SECTION 7.07. Material Changes and Other Notices. The Company shall use its best efforts to promptly notify IBM when it becomes aware of (a) any material adverse change with respect to the Company and (b) any lawsuit, claim, proceeding or investigation pending or, to the knowledge of the Company, threatened, or any judgment, order or decree involving the Company or any Subsidiary which would have a material adverse effect on the Company.

                  SECTION 7.08. Compliance with Applicable Laws. The Company shall and shall cause its Subsidiaries to comply with all applicable statutes laws, ordinances, rules and regulations of any Governmental Authority (whether now in effect or hereinafter enacted) and any filing requirements

                            Stock Purchase Agreement


relating thereto. Such obligation shall include complying in all material respects with the applicable provisions of ERISA and filing in a timely manner (within any applicable extension periods) all returns, reports and forms required to be filed under the Code or under applicable state, local or foreign laws relating to Taxes and timely paying in full all Taxes required to be paid in respect of the periods covered by such returns, reports and forms, except to the extent such statutes, laws, ordinances, rules, regulations, filing requirements or Taxes are being contested diligently and in good faith by the Company (and, in the case of Taxes, adequate reserves for payment thereof are made). The Company shall and shall cause its Subsidiaries to do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

                  SECTION 7.09. Agreements with Employees. By October 1, 1992, and continually thereafter, the Company shall and shall cause its Subsidiaries to cause all members of management and all professional employees of and consultants to the Company and its Subsidiaries, including all employees and consultants involved in the development of Proprietary Rights, including software, to enter into agreements, in form and substance satisfactory to IBM, relating to (i) Proprietary Rights and pursuant to which either (x) in accordance with applicable foreign, Federal and state law, the Company or the applicable Subsidiary will be accorded full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (y) there is conveyed to the Company or the applicable Subsidiary by appropriately executed instruments of assignment full, effective and exclusive ownership of all tangible and intangible property thereby arising, (ii) a prohibition on improper use of proprietary information or trade secrets of former or concurrent employers and a prohibition on the dissemination of documents and property of such former and concurrent employers in connection with such person's employment with the Company or the applicable Subsidiary, (iii) nondisclosure of confidential information, (iv) assignment of patents, trademarks, copyrights and Proprietary Rights to the Company and (v) disclosure to the Company of inventions. The Company will not, and will not permit any Subsidiary of the Company to, enter into any amendment to or waiver of any material provisions of any of the foregoing agreements without IBM's written consent, which consent will not be unreasonably withheld. Any compensation programs for the Company's employees shall be subject to the prior approval of the Board of Directors or

                                                                              39
                            Stock Purchase Agreement


the compensation committee thereof. The Company shall provide IBM with a certificate that this covenant has been met by October 5, 1992.

                  SECTION 7.10. Board of Directors. (a) So long as IBM beneficially owns Voting Securities representing not less than the IBM Minimum Equity, IBM shall be entitled to propose one person for nomination as a director of the Company. The Company agrees to nominate such person for election to the Board of Directors and to use its best efforts to cause such person to be elected.

                  (b) At any time that IBM shall not have exercised its right to propose a person to be nominated by the Company for election as a director, IBM shall be entitled to designate a nonvoting observer who shall be entitled to attend all meetings of the Board of Directors and any of its committees and who shall be provided (i) notice of all meetings of the Board of Directors and any of its committees (concurrent with the delivery of such notice to directors),
(ii) notice of any action that the Board of Directors or any of its committees may take by written consent (concurrent with the delivery of such notice to directors), (iii) promptly delivered copies of all minutes and other records of action by, and all written information furnished to, the Board of Directors or any of its committees and (iv) any other information requested by such observer which a member of the Board of Directors would be entitled to request to discharge his duties. Such IBM observer shall be entitled to the same rights to reimbursement for the expense of attendance at meetings as any outside director.

                  (c) After the Closing, the Company covenants that at all times its By-laws will provide for, and that the Company will maintain, a compensation committee and an audit committee of the Board of Directors. All the members of the audit committee and a majority of the members of the compensation committee shall consist of directors who are independent of and unrelated to, and who are not members of or employed by, the management of the Company. The compensation committee shall make recommendations to the Board of Directors regarding important matters of compensation, including stock options, for officers and employees of the Company.

                  (d) The obligations of the Company under Sections 7.10(a) and
(b) shall terminate after the Company's Initial Public Offering if IBM no longer beneficially owns at least 5% of the Actual Voting Power of the Corporation.

                                                                              40
                            Stock Purchase Agreement


                  (e) Notwithstanding the foregoing, to the extent permitted by law, the Company may withhold any information from a board observer or director which would result in a conflict between the interests of the Company and the interests of IBM. The Company shall use its best efforts to promptly bring to the attention of such board observer or director any agenda item that, in the good faith judgment of the Chairman of the Board of the Company, would result in such a conflict of interest and the Chairman of the Board may exclude such board observer or director (or, alternatively, the board observer or director shall be entitled to exclude himself or herself) from any deliberation or discussion of the Board of Directors concerning such conflict of interest matter and from the dissemination of any such information.

                  SECTION 7.11. Use of Proceeds. The Company shall use the proceeds from the sale of the IBM Shares for the purposes set forth in Schedule
7.11 (including the payment of marketing fees due from the Company to IBM).

                  SECTION 7.12. Obligations. The Company shall and shall cause each of its Subsidiaries to pay its Indebtedness and other obligations in accordance with prudent business practice as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien, other than Permitted Liens, upon its income or profits or in respect of its property or any part thereof. The Company and its Subsidiaries need not pay any Indebtedness or obligation which they have a bona fide right to contest and for which they are diligently pursuing a solution.

                  SECTION 7.13. Management Changes. The Company shall use all reasonable efforts to select and, subject to IBM's approval, employ a new chief executive officer as promptly as reasonably practicable.

                  SECTION 7.14. Agreements with Stockholders. The Company shall use its best efforts to cause all Persons that are or become Significant Stockholders to become parties to the Stockholders Agreement except for those stockholders who acquire Voting Securities in a transaction where the Stockholders Agreement does not require a transferee to enter into the Stockholders Agreement.

                  SECTION 7.15. IBM Purchase Rights for Excess Options. (a) Within 30 days after the end of each calendar quarter, the Company shall give IBM written notice of the

                            Stock Purchase Agreement


number of Voting Securities issued, delivered or sold during such calendar quarter pursuant to the Company's Incentive Stock Option Plan or any other employee stock plan that may be adopted by the Company, other than Permitted Issuances (the "Excess Options"), and shall offer to sell to IBM and, if such offer is accepted in writing by IBM within 60 days of receipt, shall sell to IBM, at a purchase price per share equal to the weighted average exercise price for the Voting Securities issued or granted during such calendar quarter, up to and including that amount of such Voting Securities which, if purchased by IBM, would result in IBM retaining its percentage interest in the Total Voting Power of the Company that it would have had if the Excess Options issued or granted during such calendar quarter had not been so issued or granted.

                  (b) The closing of any purchase and sale of Voting Securities pursuant to this Section 7.15 shall take place on such date, within 30 days after acceptance by IBM of an offer by the Company, as shall be specified by IBM in such acceptance.

                  (c) This Section 7.15 shall terminate after the Company's Initial Public Offering.

                  SECTION 7.16. Repurchase of Shares. (a) It is understood that IBM has based its decision to purchase the IBM Shares on, among other things, the Company's business strategy described in Schedule 7.16 (the Company's "Business Strategy"). Accordingly, if in the reasonable determination of IBM, the business of the Company is being conducted in a manner that represents a substantive change from the conduct or the foreseen conduct of the Company's business as set forth in the Business Strategy (other than differences specifically consented to in writing by IBM; the date of such determination, the "Significant Change Date"), then IBM may make an election, by delivery of written notice to the Company, which notice must be delivered within 90 days of the Significant Change Date, to require the Company to purchase all (but not less than all) the Voting Securities of the Company then beneficially owned by IBM at a purchase price equal to the Repurchase Price as of the date of the notice for such shares. IBM shall promptly notify the Company in writing of the Significant Change Date. If the Company duly submits to IBM a written notice of an intended change in the conduct of the Company's business from that contemplated by the Business Strategy, which written notice recites that it is being delivered pursuant to this Section and asks for a response, IBM shall respond within 60 days of

                                                                              42
                            Stock Purchase Agreement


receipt of such notice indicating whether it consents to such change in business conduct and, if not, whether it intends to exercise its right to require the Company to repurchase the capital stock owned by IBM pursuant to this Section if such change in the conduct of the Company's business is implemented. This
Section 7.16(a) shall terminate on the later to occur of (x) two years from the Closing and (y) 120 days (or such longer period that IBM is subject to an agreement not to sell or transfer its shares entered into at the request of an underwriter) after the Company's Initial Public offering.

                  (b) On the fifth anniversary of the Closing Date and on any subsequent anniversary thereof, IBM may elect, by delivery of written notice to the Company not less than 30 days prior to such anniversary, to require the Company to repurchase on each such date up to one-third of the IBM Investment Shares beneficially owned by IBM on such fifth anniversary at a purchase price equal to the Repurchase Price as of the date each relevant notice is given. This
Section 7.16(b) shall terminate 120 days (or such longer period that IBM is subject to an agreement not to sell or transfer its shares entered into at the request of an underwriter) after the Company's Initial Public Offering.

                  (c) The Repurchase Price for any shares of capital stock to be repurchased pursuant to Section 7.16(a) or (b) shall be the greater of: (i) (A) if the Common Stock is publicly traded, the product of (1) the aggregate number of shares of Common Stock that IBM elects to require the Company to repurchase plus the aggregate number of shares of common Stock issuable upon the conversion of other Voting Securities beneficially owned by IBM that IBM elects to require the Company to repurchase times (2) the closing price for a share of Common Stock on the trading day last preceding the date of determination of the Repurchase Price, as reported on the New York Stock Exchange Composite Tape, or if not reported thereon, on the principal national securities exchange on which the Common Stock is listed, or if the Common Stock is not listed on any national securities exchange, as reported on the NASDAQ National Market System or, if such security is not included for quotation on the NASDAQ National Market System, the average of the high and low closing bid and asked prices for a share of such security on such trading day as reported on NASDAQ or, if such closing prices shall not be reported on NASDAQ, the average of the closing bid and asked prices of a share of such security on such trading day as the same shall be reported by the National Quotation Bureau Incorporated, or (B) if the

                            Stock Purchase Agreement


Common Stock is not publicly traded, the fair market value of the shares of capital stock to be repurchased, as determined by an independent, nationally recognized investment banking firm selected by the Company and IBM (provided that if IBM and the Company cannot agree on the selection of an investment banking firm, each shall select one nationally recognized investment banking firm and the firms thus selected shall jointly select a third nationally recognized investment banking firm which shall determine such fair market value) and (ii) the aggregate original purchase price paid by IBM for the shares being repurchased, plus any declared and unpaid dividends.

                  (d) In the event that IBM delivers a notice of its election pursuant to Section 7.16(a) or (b) then, on the 45th day after the delivery of such notice or on such other day as may be mutually agreed to by IBM and the Company, the Company shall repurchase the shares of capital stock beneficially owned by IBM specified in such notice. On the date fixed for any such purchase, IBM shall surrender the certificates representing such shares of capital stock at the principal office of the Company, against payment of the full amount of the purchase price therefor in cash or by delivery of a promissory note described below. If the Company may not legally repurchase part or all of the capital stock to be repurchased on such date in accordance with applicable corporate law, it will repurchase whatever shares of capital stock it may lawfully acquire pursuant to such provisions of corporate law and IBM's right to require the Company to repurchase any other shares of capital stock shall survive and may be exercised by IBM on such later date as the Company may be legally empowered to repurchase such shares. IBM shall continue to be the legal and beneficial owner of such shares of capital stock until they are repurchased or otherwise transferred by IBM. At the Company's option, the purchase price to be paid for the repurchase of shares which may be legally repurchased on any given date pursuant to Section 7.16(a) may be paid by delivery of a promissory note of the Company. Such note will be in form and substance satisfactory to IBM, will bear interest at a fixed rate equal to the prime rate of Chemical Bank in effect on the day before closing plus 2% per annum, will be secured by assets reasonably satisfactory to IBM, and the outstanding amount will be payable over three years.

                  SECTION 7.l7. Payments. Except as otherwise provided herein, the Company shall make all payments (other than dividends) on the IBM Shares or other Voting Securities held by IBM by crediting such payment (by wire transfer of

                                                                              44
                            Stock Purchase Agreement


immediately available funds) to such account as IBM may designate in writing at least two days prior to the date of such payment without any requirement for the presentation or surrender of the certificates for the IBM Shares or other Voting Securities held by IBM. Dividend payments shall be made by certified check, bank check or cashier's check.

                  SECTION 7.18. Exchange, Transfer and Replacement of IBM Share Certificates. Upon surrender of any certificate representing IBM Shares for exchange or transfer at the offices of the Company and, in the case of a proposed transfer, upon receipt of evidence reasonably satisfactory to the Company that such transfer is in compliance with the Securities Act, the Company shall, at its expense, issue in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of shares represented by the certificate so surrendered and registered as may be requested. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing IBM Shares and, in the case of any such loss, theft or destruction, upon delivery of an agreement of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancelation thereof, the Company shall, at the expense of IBM, issue a new certificate for the same aggregate number of shares represented by such lost, stolen, destroyed or mutilated certificate, as the case may be.

                  SECTION 7.19. Reservation of Shares. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of such shares to comply with its obligations to issue such shares to IBM under the terms of this Agreement and the Series E Preferred Stock.

                  SECTION 7.20. Key-Person Insurance. The Company shall obtain by October 1, 1992, and thereafter maintain in effect, at the expense of the Company, key-person life

                                                                              45
                            Stock Purchase Agreement


insurance and disability policies with respect to the following individuals in the respective amounts indicated:

                  Employee                                             Amount
                  --------                                             ------
                                                              (for life and disability)
         Chief Executive Officer*                                      $5 million
         Christopher Herron                                            $3 million
         Madeline Selig                                                $2 million
         Paul Wilde                                                    $1 million

No such policies need be purchased for the Chief Executive officer, nor shall any policy for the other executives be continued, if two-thirds of the entire Board of Directors determines it would be commercially unreasonable to purchase or maintain such policies. Such insurance policies shall be in addition to any policies maintained prior to obtaining such policies. The proceeds of the insurance under such policies shall be held in escrow for the benefit of IBM, under escrow arrangements satisfactory in form and substance to IBM, for repurchase of the Company's capital stock beneficially owned by IBM pursuant to
Section 7.16 or 8.01 or to pay indebtedness owed to IBM, at IBM's option, and otherwise shall be payable to the Company. The Company shall provide IBM with a certificate from the Company that this covenant has been met by October 5, 1992.

                  SECTION 7.21. Audited Financial Statements. The Company shall deliver to IBM (i) audited financial statements for the year ended December 31, 1991, which agree to the draft previously delivered to IBM (except with respect to any footnote disclosing IBM's investment) and (ii) an unqualified report on such financial statements by the Company's independent certified public accountants, not later than fourteen days after the Closing.

                  SECTION 7.22. EEOC Filings. The Company shall promptly make all required Equal Employment Opportunity commission filings.

                  SECTION 7.23. Business Qualification. The Company shall promptly qualify to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the Company.



-----------------
*  (once hired)

                                                                              46
                            Stock Purchase Agreement


                                  ARTICLE VIII

                        Negative Covenants of the Company

                  The Company covenants and agrees with IBM that unless IBM shall otherwise consent in writing:

                  SECTION 8.01. Mergers, Consolidation, Sales of Assets. (a) So long as IBM beneficially owns Voting Securities representing not less than the IBM Minimum Equity, the Company shall not enter into any transaction or series of related transactions that would constitute a Control Transaction (or act pursuant to an agreement, arrangement or understanding with the Company's stockholders to the same effect) with any Person unless it complies with the procedure set forth in this Section 8.01. The Company shall give notice to IBM (the "First Refusal Notice") at least 30 days prior to agreeing to enter into any Control Transaction and shall give IBM the first opportunity to enter into such Control Transaction with the Company (the "Right of First Refusal") in the manner specified in this Section 8.01.

                  (i) The First Refusal Notice shall specify the identity of the potential acquirors (the "Acquirors"), and shall specify the assets of the Company proposed to be sold, licensed, leased, exchanged or otherwise disposed of and the proposed price to be paid therefor (in the case of a sale, license, lease, exchange or other disposition of assets), the proposed consideration (in the case of a merger, consolidation or other reorganization), the proposed price to be paid for the Company's securities (in the case of an issuance by the Company of its securities), the proposed terms of payment and the time within which the Company proposes to enter into an agreement to consummate such Control Transaction, and all other material terms and conditions upon which the Company proposes to enter into the Control Transaction (the "First Refusal Terms"). Such notice shall include a representation of the Company to the effect that the material provisions of such transaction have been approved by a majority of the disinterested members of the Company's Board of Directors and that the Company believes that (if an Acquiror is an Affiliate of the Company) the terms and conditions described in the First Refusal Terms are not less favorable to the Company than could be obtained on an arm's-length basis from unrelated third parties, that to the best knowledge of the Company each Acquiror is

                                                                              47
                            Stock Purchase Agreement


         prepared to consummate the proposed Control Transaction and has sufficient financing to consummate the proposed Control Transaction on the First Refusal Terms and that the Company has a good faith intention to enter into the Control Transaction on the First Refusal Terms.

                  (ii) The First Refusal Notice shall constitute an irrevocable offer to IBM to enter into such Control Transaction with the Company on the First Refusal Terms or terms specified by IBM which include cash to the same extent as the First Refusal Terms and in other respects are economically equivalent to the First Refusal Terms ("IBM's Equivalent Terms"). The Right of First Refusal shall be exercisable by notice from IBM to the Company within 30 days after receipt by IBM of the First Refusal Notice. Such notice from IBM shall specify IBM's Equivalent Terms, if any.

                  (iii) If IBM exercises the Right of First Refusal, then the Company shall enter into such Control Transaction with IBM on the First Refusal Terms or, if such terms are specified by IBM, on IBM's Equivalent Terms. The Company shall use its best efforts to cause any required approval of its stockholders for such Control Transaction with IBM to be obtained as soon as practicable, and in that connection the Board of Directors shall recommend that such stockholders vote in favor of such approval and the Company shall use its best efforts to direct the voting of all shares for which the Company's management or Board of Directors holds proxies or is otherwise entitled to vote in favor of such approval. The closing of such Control Transaction shall take place on the second Business Day after IBM and the Company shall have obtained or made all consents, approvals, orders, licenses, permits and authorizations of, and registrations, declarations and filings with, any Governmental Authority or any other Person required to be obtained or made in connection with the consummation of such Control Transaction, but not earlier than 30 days following the date IBM gives notice exercising its Right of First Refusal, or on such other date as shall be mutually acceptable to IBM and the Company.

                  (iv) If IBM does not exercise the Right of First Refusal with respect to any Control Transaction, the Company shall be entitled, within three months following the expiration of the period for exercise of the Right of First Refusal, to consummate such Control

                                                                              48
                            Stock Purchase Agreement


         Transaction with any of the designated Acquirors upon terms and conditions in the aggregate not more favorable to the Acquiror than the First Refusal Terms.

                  (b) IBM shall have the right to require the Company to repurchase all (but not less than all) of the shares of capital stock of the Company beneficially owned by IBM upon the occurrence of a Control Transaction if IBM does not exercise its Right of First Refusal set forth in Section 8.01(a), and such transaction is consummated with a Designated Transferee as the Acquiror. If a Control Transaction with a Designated Transferee is scheduled to occur, the Company shall give IBM notice as soon as possible of (and in no event less than 30 days prior to) the scheduled date of consummation of such transaction (and shall promptly update such notice, if such scheduled date shall change). Within 30 days after receipt of such notice from the Company (or if the Company has failed to give IBM notice of such Control Transaction, within six months following IBM's discovery of the occurrence of the Control Transaction), IBM may elect, by notice to the Company, to require the Company to repurchase all (but not less than all) of the shares of capital stock of the Company then beneficially owned by IBM, and the Company shall repurchase such shares of capital stock, at a price equal to the greater of (i) the Offer Price for such shares of capital stock and (ii) the original purchase price paid by IBM for such shares of capital stock plus declared and unpaid dividends, if any. If the Company may not legally repurchase all of the capital stock to be repurchased on such date in accordance with applicable corporate law, it will repurchase whatever shares of capital stock it may lawfully acquire pursuant to such provisions of corporate law and IBM's right to require the Company to repurchase any other shares of capital stock shall survive and may be exercised by IBM on such later date as the Company or its successor may be legally empowered to repurchase such shares. IBM shall continue to be the legal and beneficial owner of such shares of capital stock until they are repurchased or otherwise transferred by IBM. Any repurchase pursuant to the provisions of this Section 8.01(b) shall be made on a date to be agreed to by IBM and the Company not later than 20 days following the consummation by the Company of the Control Transaction. At the closing of any such repurchase, payment of the purchase price shall be made by the Company to IBM by crediting such payment (by wire transfer of immediately available funds) to such account as IBM may designate in writing at least two Business Days prior to the date of such payment.

                                                                              49
                            Stock Purchase Agreement


                  (c) If the Company inquires of IBM about a party to a potential Control Transaction that may be a Designated Transferee, IBM shall promptly indicate in writing to the Company whether it deems such party to be a Designated Transferee and such determination shall be binding upon IBM for purposes of the potential Control Transaction.

                  (d) This Section shall not apply to Any Control Transaction with any Person who is not a Designated Transferee that occurs more than 120 days (or such longer period that IBM is subject to an agreement not to sell or transfer its shares entered into at the request of an underwriter) after the Company's Initial Public offering.

                  SECTION 8.02. No Restrictions Relating to this Agreement. Other than customary financial covenants in bank loan or other financing documents, the Company shall not become a party to or bound by any contract, indenture, agreement, instrument, charter provision or authorizing resolution for any series of preferred shares or any note, bond or other security or evidence of Indebtedness under the terms of which or pursuant to which (i) the Company's ability to declare or pay dividends on, to make any other distributions with respect to, or to redeem or repurchase any of, the IBM Investment Shares will be subject to any restriction that is more restrictive than the provisions of the Restated Certificate of Incorporation or (ii) the Company's ability to perform any of its obligations under this Agreement or any of the other Operative Agreements including its obligations relating to registration rights and redemption and repurchase of shares of capital stock beneficially owned by IBM will be restricted.

                  SECTION 8.03. Stock Options. The Company shall not grant any options or other rights to acquire capital stock of the Company, other than Permitted Issuances.

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall

                                                                              50
                            Stock Purchase Agreement


be delivered by hand or overnight courier service or sent by registered or certified mail, as follows:

                           (a)      if to IBM,

                                     International Business Machines Corporation
                                     2000 Purchase Street
                                     Purchase, New York 10577
                                     Telephone: 914-697-7600
                                     Telecopier: 914-697-6014
                                     Attention of Mr. M. W. Szeto

         with a copy to:

                                     Cravath, Swaine & Moore
                                     Worldwide Plaza
                                     825 Eighth Avenue
                                     New York, N.Y. 10019
                                     Telephone: 212-474-1000
                                     Telecopier: 212-474-3700
                                     Attention of Martin L. Senzel, Esq.

                           (b)      if to the Company,

                                     Synon Corporation
                                     1100 Larkspur Landing Circle
                                     Larkspur, California 94939
                                     Telephone: 415-493-9300
                                     Telecopier: 415-461-8948
                                     Attention of the Chief Executive Officer

         with a copy to:

                                     Wilson, Sonsini, Goodrich & Rosati
                                     2 Palo Alto Square
                                     Palo Alto, California 94304
                                     Telephone: 415-461-5000
                                     Telecopier: 415-493-6811
                                     Attention of Richard Char, Esq.

All notices and other communications given to either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevised direction from such party given in accordance with this

                                                                              51
                            Stock Purchase Agreement


Section 9.01. Any address or addressee specified above may be changed by notice to the other parties in accordance with this Section.

                  SECTION 9.02. Survival of Agreement; Termination. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other documents prepared or delivered in connection with the Closing shall be considered to have been relied upon by IBM and shall survive the execution and delivery of this Agreement or such certificate or other document, the sale and purchase of the IBM Shares and any disposition thereof, regardless of any investigation made by IBM or on its behalf. This Agreement shall terminate in its entirety except for the provisions of Sections 9.05, 9.09, 9.13 and 9.14 when IBM (including its Affiliates and assignees under
Section 9.03) no longer beneficially owns any Voting Securities of the Company.

                  SECTION 9.03. Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by either party (except by operation of law in connection with a merger, consolidation or sale of substantially all the assets of such party) without the prior written consent of the other party hereto; provided that IBM may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any of its Affiliates or to any transferee of IBM Shares, other than a transferee who shall acquire such IBM Shares in a public offering pursuant to a registration statement declared effective under the Securities Act or pursuant to Rule 144 thereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  SECTION 9.04. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                  SECTION 9.05. Expenses. (a) Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as otherwise provided in this Agreement. In the event the transactions contemplated hereby are consummated, the Company agrees to

                                                                              52
                            Stock Purchase Agreement


pay stamp and other transfer taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance of the IBM Shares or any Common Shares issuable upon conversion thereof.

                  (b) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement or the consum mation of the transactions contemplated hereby, the invalidity or unenforceability of any term or provision of this Agreement or the other Operative Agreements or any investigation made by or on behalf of IBM. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                  SECTION 9.06. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

                  SECTION 9.07. Waivers; Amendment. (a) No failure or delay of IBM in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of IBM hereunder are cumulative and are not exclusive of any rights or remedies which IBM would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by Section 9.07(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing, expressly identified as a waiver, amendment or modification hereof, entered into by authorized signatories of the Company and IBM. To be effective, any consent, approval, notice, waiver or demand required or permitted under this Agreement must refer specifically to this Agreement and the provisions to which

                                                                              53
                            Stock Purchase Agreement


it relates, describe with particularity any right or obligation consented to, approved, waived or purported to be violated, demonstrate knowledge of the consequences of the action so taken and be signed by an authorized signatory of the party making or giving such consent, approval, notice, waiver or demand.

                  SECTION 9.08. Entire Agreement. This Agreement (including the Exhibits hereto) and the other Operative Agreements constitute the entire agreement between the parties relative to the subject matter hereof. Any previous agreement, including any discussion outline, between the parties with respect to the subject matter hereof, is superseded by this Agreement and the other Operative Agreements.

                  SECTION 9.09. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with any of the Operative Agreements. Each party hereto (a) certifies that no representa tive, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.09.

                  SECTION 9.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                                                                              54
                            Stock Purchase Agreement


                  SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.13. Jurisdiction; Consent to Service of Process; Remedies. (a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court sitting in the County of New York or Westchester or any Federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to the Operative Agreements, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, by removal or otherwise, in such Federal court. Each party agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

                  (b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  (c) In no event will IBM or the Company be liable to the other for incidental damages, lost profits, income tax consequences, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, or for punitive damages, resulting from the breach of any obligation under this Agreement, as part of a claim for indemnification or otherwise.

                  SECTION 9.14. Publicity. Except as may otherwise be agreed to by the parties and as contemplated by the Operative Agreements, no publicity regarding the purchase of shares and the other transactions contemplated hereby is contemplated by the parties hereto. The Company and IBM agree that (a) no public release, announcement or other form of publicity concerning the purchase of shares and the other transactions contemplated hereby shall be issued by either party without the prior consent of the other party, except as such release or announcement may be required by law or

                                                                              55
                            Stock Purchase Agreement


the rules or regulations of any securities exchange or except as would be disclosed in proxy materials prepared in conformance with Regulation 14A under the Exchange Act, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance and (b) without the prior consent of IBM, the Company shall not issue any public release or announcement or issue or distribute any document to be used in connection with the private or public sale of debt or equity securities of the Company if such release, announcement or document refers to IBM's investment in or contracts or other arrangements with the Company, except as may be required by law or the rules or regulations of any securities exchange or by any Governmental Authority, in which case the Company shall allow IBM reasonable time to comment on the relevant portions of such release, announcement or document.

                  SECTION 9.15. Further Assurances. The Company shall use its best efforts to obtain and to assist IBM in obtaining promptly all necessary waivers, consents and approvals from any Governmental Authority or any other Person (including the approval of the stockholders of the Company, if necessary) for any exercise by IBM of its rights under any of the Operative Agreements and to take such other actions as may reasonably be requested by IBM to effect the purpose of this Agreement. The period of time provided for any closing of any transactions pursuant to such rights may, at the option of IBM, be extended as necessary in order to obtain any such waivers, consents and approvals.

                  SECTION 9.16. Freedom of Action. (a) IBM shall not have any obligation to the Company not to (i) engage in the same or similar activities or lines of business as the Company or develop or market any products or services that compete, directly or indirectly, with those of the Company, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any corporation, partnership or other entity engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company or (iii) do business with any client or customer of the Company. Neither IBM nor any of its officers, directors, employees or former employees shall have any obligation, or be liable, to the Company for or arising out of the conduct described in (i), (ii) or (iii) above, for exercising or failing to exercise its rights under any Operative Agreement to which IBM is or will be a party, for exercising or failing to exercise its rights as a stockholder of the Company or for breach of any fiduciary or

                                                                              56
                            Stock Purchase Agreement


other duty to the Company by reason of such conduct or such officers', directors', employees' or former employees' participation therein or actions as directors of the Company. In the event that IBM or any officer, director,
                         [signature blocks on next page]

                                                                              57
                            Stock Purchase Agreement


employee or former employee of IBM acquires knowledge of a potential transaction, agreement, arrangement or other matter which may be a corporate opportunity for both IBM and the Company, neither IBM nor such officers, directors, employees or former employees shall have any duty to communicate or offer such corporate opportunity to the Company and neither IBM nor such officers, directors, employees or former employees shall be liable to the Company for breach of any fiduciary or other duty, as a stockholder or otherwise, by reason of the fact that IBM or such officers, directors, employees or former employees pursue or acquire such corporate opportunity for IBM, direct such corporate opportunity to another Person or fail to communicate such corporate opportunity or information regarding such corporate opportunity to the Company. As used in this Section 9.16, IBM shall mean IBM and its Affiliates (but not including the Company as an Affiliate of IBM).

                  (b) The provisions of this Section shall be effective to the maximum extent permitted by law.

                  SECTION 9.17. Construction. This Agreement has been negotiated by the parties and their respective counsel and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

                  IN WITNESS WHEREOF, the Company and IBM have duly executed this Stock Purchase Agreement as of the day and year first above written.


                                    INTERNATIONAL BUSINESS MACHINES
                                    CORPORATION,

                                    by /s/ STEVEN A. MILLS
                                       -----------------------------------
                                        Name:   Steven A. Mills
                                        Title:  Assistant General Manager
                                                Finance & Planning
                                                Programming Systems

                                    SYNON CORPORATION,

                                    by /s/ PAUL WILDE
                                       ------------------------------------
                                        Name:   Paul Wilde
                                        Title:  Chief Financial Officer

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

       This Amendment to Stock Purchase Agreement, dated as of May 28, 1997
(the "Amendment"), is entered into by and between Synon Corporation, a Delaware corporation (the "Company"), and International Business Machines Corporation, a New York corporation ("IBM"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement (as defined below).

                                    RECITALS

       WHEREAS, the Company and IBM have entered into a Stock Purchase Agreement dated August 28, 1992 (the "Agreement"), which sets forth the terms and conditions of IBM's purchase of 1,666,667 shares of the Company's Series E Preferred Stock; and

       WHEREAS, the parties now desire to amend the Agreement.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

       1. TERMINATION OF IBM BOARD RIGHT AFTER INITIAL PUBLIC OFFERING. Section 7.10(d) of the Agreement shall be amended and restated to provide as follows:

       "(d) The obligations of the Company under Sections 7.10(a) and (b) shall terminate upon the closing of the Company's Initial Public Offering."

       2. DELETION OF CERTAIN COVENANTS AFTER INITIAL PUBLIC OFFERING. Effective and contingent upon the closing of the Company's Initial Public Offering:

           2.1. Section 7.16 of the Agreement, "Repurchase of Shares," shall be deleted in its entirety and the remaining Sections in Article VII of the Agreement shall be renumbered accordingly;

           2.2. Section 8.01 of the Agreement, "Mergers, Consolidation, Sales of Assets," shall be deleted in its entirety and the remaining Sections in Article VIII of the Agreement shall be renumbered accordingly.

       3.     GENERAL

           3.1. All other terms and conditions of the Agreement shall remain in full force and effect without further amendment or modification.

           3.3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                        SYNON CORPORATION


                                        BY: /s/ Paul K. Wilde
                                           ___________________________________

                                        TITLE: Chief Financial Officer



                                        INTERNATIONAL BUSINESS MACHINES
                                        CORPORATION


                                        BY: /s/ Suzanne C. Lewis
                                           ___________________________________

                                        TITLE: Business Development Consultant